Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G shall also be filed on behalf of each of them.

Dated: February 9, 2021	CVF 2018, LLC

	By:	/s/Richard H. Robb
	Name:	Richard H. Robb
	Title:	President

HCC Manager LLC

	By:	/s/James S. Crown
	Name:	James S. Crown
	Title:	Manager